Exhibit 99.1

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following table sets forth a summary of our consolidated historical financial and other data as of and for the periods presented. The summary historical financial information presented below for each of the three years in the period ended December 31, 2020 has been derived from our audited consolidated financial statements incorporated by reference in this Offering Memorandum. Our consolidated financial statements for each of the three years in the period ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The summary historical financial information presented below as of and for the six and twelve-month periods ended June 30, 2021 has been derived from our unaudited interim condensed consolidated financial statements incorporated by reference in this Offering Memorandum. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results of operations for the interim periods are not necessarily indicative of the results for the full year or any future period.

The following summary historical financial and other data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto in this Offering Memorandum.

	Twelve Months Ended June 30, 2021	Six Months Ended June 30,		Year Ended December 31,
(in thousands)		2021	2020	2020	2019	2018
CONSOLIDATED STATEMENT OF OPERATIONS
Income from loans and other investments
Interest and related income	$766,618	$383,827	$396,857	$779,648	$882,679	$756,109
Interest and related expenses	319,102	160,723	189,092	347,471	458,503	359,625

Income from loans and other investments, net	447,516	223,104	207,765	432,177	424,176	396,484
Other expenses
Management and incentive fees	78,895	40,752	39,773	77,916	78,435	74,834
General and administrative expenses	44,060	21,267	23,078	45,871	38,854	35,529

Total other expenses	122,955	62,019	62,851	123,787	117,289	110,363
Increase (decrease) in current expected credit loss reserve	64,067	52,199	(179,521)	(167,653)	—	—

Income (loss) before income taxes	388,628	213,284	(34,607)	140,737	306,887	286,121
Income tax provision (benefit)	426	276	173	323	(506)	308

Net income (loss)	388,202	213,008	(34,780)	140,414	307,393	285,813

Net income attributable to non-controlling interests	(3,227)	(1,511)	(1,028)	(2,744)	(1,826)	(735)

Net income (loss) attributable to Blackstone Mortgage Trust, Inc.	$384,975	$211,497	$(35,808)	$137,670	$305,567	$285,078

	As of June 30,		As of December 31,
(in thousands)	2021	2020	2020	2019	2018
CONSOLIDATED BALANCE SHEETS
Assets
Cash and cash equivalents	$289,552	$1,259,836	$289,970	$150,090	$105,662
Loans receivable	17,436,843	16,339,403	16,572,715	16,164,801	—
Current expected credit loss reserve	(128,945)	(178,050)	(173,549)	—	—
Loans receivable, net	17,307,898	16,161,353	16,399,166	16,164,801	14,191,200
Other assets	304,297	241,934	269,819	236,980	170,513

Total Assets	$17,901,747	$17,663,123	$16,958,955	$16,551,871	$14,467,375

Liabilities and Equity
Secured debt agreements, net	$8,709,818	$9,689,541	$7,880,536	$9,731,426	$8,893,818
Loan participations sold, net	—	—	—	—	94,418
Securitized debt obligations, net	2,833,778	2,240,612	2,922,499	1,187,084	1,285,471
Asset-specific debt agreements, net	292,122	—	391,269	323,504	80,893
Secured term loans, net	1,332,130	1,045,163	1,041,704	736,142	—
Convertible notes, net	618,111	614,710	616,389	613,071	609,911
Other liabilities	158,833	177,313	202,327	175,963	128,212

Total Liabilities	$13,944,792	$13,767,339	$13,054,724	$12,767,190	$11,092,768

Commitments and contingencies	—	—	—	—	—
Equity
Total Blackstone Mortgage Trust, Inc. stockholders’ equity	$3,930,961	$3,874,763	$3,886,067	$3,762,583	$3,364,124
Non-controlling interests	25,994	21,021	18,164	22,098	10,483
Total Equity	$3,956,955	$3,895,784	$3,904,231	$3,784,681	$3,374,607

Total Liabilities and Equity	$17,901,747	$17,663,123	$16,958,955	$16,551,871	$14,467,375

Note: The consolidated balance sheets include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations of each respective VIE, and liabilities of consolidated VIEs for which creditors do not have recourse to Blackstone Mortgage Trust. As of June 30, 2021, December 31, 2020, June 30, 2020, December 31, 2019 and December 31, 2018, assets of the consolidated VIEs totaled $3.5 billion, $3.6 billion, $2.7 billion, $1.4 billion and $1.5 billion, respectively, and liabilities of the consolidated VIEs totaled $2.8 billion, $2.9 billion, $2.2 billion, $1.2 billion and $1.3 billion, respectively. Refer to Note 16 to our audited consolidated financial statements for further discussion of the VIEs.

	Twelve Months Ended June 30, 2021	Six Months Ended June 30,		Year Ended December 31,
(in thousands)		2021	2020	2020	2019	2018
CONSOLIDATED STATEMENT OF CASH FLOW DATA
Net cash provided by operating activities	$326,272	$165,373	$175,708	$336,607	$304,037	$290,002
Net cash used in investing activities	(778,495)	(924,972)	(234,728)	(88,251)	(1,871,148)	(4,251,659)
Net cash (used in) provided by financing activities	(474,423)	806,118	1,169,772	(110,769)	1,612,552	3,957,708

	As of June 30,		As of December 31,
(in thousands, except LTV)	2021(1)	2020(1)	2020(1)	2019(1)	2018(1)
Number of investments	125	129	121	129	126
Principal balance	$19,151,849	$18,031,537	$18,190,163	$17,895,885	$15,775,844
Net book value	$17,385,530	$16,237,189	$16,474,888	$16,251,439	$14,287,367
Unfunded loan commitments(2)	$3,960,523	$4,543,086	$3,962,960	$4,662,169	$3,475,928
Weighted-average cash coupon(3)	+ 3.23%	+ 3.21%	+ 3.22%	+ 3.22%	+ 5.61%
Weighted-average all-in yield(3)	+ 3.56%	+ 3.55%	+ 3.56%	+ 3.56%	+ 5.93%
Weighted-average maximum maturity (years)(4)	3.2	3.5	3.2	3.9	4.1
Origination loan to value (LTV)(5)	64.8%	63.6%	64.0%	63.7%	62.4%

(1)

We do not consolidate the 2018 Single Asset Securitization on our consolidated financial statements. Refer to Notes 4 and 16 to our consolidated financial statements for further discussion of the 2018 Single Asset Securitization. In certain instances, we finance our loans through the non-recourse sale of a senior loan interest that is not included in our consolidated financial statements.

(2)

Unfunded commitments will primarily be funded to finance our borrowers’ construction or development of real estate-related assets, capital improvements of existing assets, or lease-related expenditures. These commitments will generally be funded over the term of each loan, subject in certain cases to an expiration date.

(3)

The weighted-average spread and all-in yield are expressed as a spread over the relevant floating benchmark rates, which include USD LIBOR, GBP LIBOR, EURIBOR, STIBOR, BBSY, and CDOR, as applicable to each investment. As of each period end above, 96% or more of our investments by total investment exposure earned a floating rate of interest, primarily indexed to USD LIBOR. The remainder our investments earned a fixed rate of interest. We reflect the fixed rate of interest as a spread over the relevant floating benchmark rates for purposes of the weighted-averages. In addition to spread, all-in yield includes the amortization of deferred origination and extension fees, loan origination costs, and purchase discounts, as well as the accrual of exit fees. Excludes loans accounted for under the cost-recovery method. Refer to our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and June 30, 2020 and our Annual Reports on Form 10-K for the years ended December 31, 2020, 2019 and 2018 for period-specific detail.

(4)

Maximum maturity assumes all extension options are exercised by the borrower, however our loans and other investments may be repaid prior to such date. As of June 30, 2021, 36% of our loans and other investments by total investment exposure were subject to yield maintenance or other prepayment restrictions and 64% were open to repayment by the borrower without penalty. As of June 30, 2020, 51% of our loans and other investments were subject to yield maintenance or other prepayment restrictions and 49% were open to repayment by the borrower without penalty. As of December 31, 2020, 32% of our loans and other investments by total investment exposure were subject to yield maintenance or other prepayment restrictions and 68% were open to repayment by the borrower without penalty. As of December 31, 2019, 59% of our loans and other investments were subject to yield maintenance or other prepayment restrictions and 41% were open to repayment by the borrower without penalty. As of December 31, 2018, 77% of our loans and other investments were subject to yield maintenance or other prepayment restrictions and 23% were open to repayment by the borrower without penalty.

(5)	Based on LTV as of the dates loans and other investments were originated or acquired by us.

	Pro forma for the Transactions	As of June 30,		As of December 31,
(in thousands)		2021	2020	2020	2019	2018
Other financial data
Liquidity	2,093,213	1,385,813	1,368,438	1,138,595	750,895	470,135
Collateral value	6,853,901	6,146,501	5,912,402	5,824,090	5,268,183	4,100,954
Credit metrics
Debt-to-equity ratio(1)	2.4x	2.7x	2.6x	2.5x	3.0x	2.8x
Secured debt-to-equity ratio(2)	2.2x	2.5x	2.4x	2.2x	2.7x	2.6x
Collateral coverage ratio(3)	3.9x	4.5x	5.5x	5.5x	7.1x	—

(1)	Represents (i) total outstanding secured debt agreements, asset-specific debt agreements, secured term loans, senior secured notes, and convertible notes, less cash, to (ii) book value of equity.
(2)	Represents (i) total outstanding secured debt agreements, secured term loans, and senior secured notes, less cash, to (ii) book value of equity.
(3)	Represents (i) the Collateral value to (ii) total outstanding principal amount under (A) the Term Loan B and (B) the Notes

	Twelve Months Ended June 30, 2021	Six Months Ended June 30,		Year Ended December 31,
(in thousands)		2021	2020	2020	2019	2018
Net income (loss)(1)	$384,975	$211,497	$(35,808)	$137,670	$305,567	$285,078
(Decrease) increase in current expected credit loss reserve	(64,067)	(52,199)	179,521	167,653	—	—
Non-cash compensation expense	33,308	16,105	17,329	34,532	30,656	28,154
GE purchase discount accretion adjustment(2)	—	—	—	—	—	8,706
Realized hedging and foreign currency income, net(3)	1,491	916	10,277	10,852	14,172	6,723
Other items	1,005	324	806	1,487	300	2,084
Increase attributable to non-controlling interest	419	201	(422)	(204)	—	—

Distributable Earnings(4)	$357,131	$176,844	$171,703	$351,990	$350,695	$330,745

Convertible interest and cost and discount amortization	30,956	15,496	15,425	30,885	30,748	37,119
Term Loan B interest and cost and discount amortization	42,639	21,964	15,606	36,281	18,460	—
Income Taxes	426	276	173	323	(506)	308

Adjusted EBITDA(5)	$431,152	$214,580	$202,907	$419,479	$399,397	$368,172

(1)	Represents net income attributable to Blackstone Mortgage Trust.
(2)

Historically, we have deferred in Distributable Earnings the accretion of a purchase discount attributable to a certain pool of GE portfolio loans acquired in May 2015, until repayment in full of the remaining loans in the pool was substantially assured. During the year ended December 31, 2018, it was determined that repayment of the remaining loans in the deferral pool was substantially assured. As such, the $8.7 million of deferred purchase discount, which has been previously recognized in GAAP net income, was realized in Distributable Earnings during the year ended December 31, 2018.

(3)

For the years ended December 31, 2020 and 2019, primarily represents the forward points earned on our foreign currency forward contracts, which reflect the interest rate differentials between the applicable base rate for our foreign currency investments and USD LIBOR. These forward contracts effectively convert the rate exposure to USD LIBOR, resulting in additional interest income earned in U.S. dollar terms. These amounts were not included in GAAP net income, but rather as a component of Other Comprehensive Income in our consolidated financial statements.

(4)

“Distributable Earnings” is a non-GAAP measure, which we define as GAAP net income (loss), including realized gains and losses not otherwise recognized in current period GAAP net income (loss), and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) unrealized gains (losses), and (iv) certain non-cash items. Distributable Earnings may also be adjusted from time to time to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by our Manager, subject to approval by a majority of our independent directors. Distributable Earnings mirrors the terms of our management agreement between our Manager and us for purposes of calculating our incentive fee expense. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flow from operating activities determined in accordance with GAAP. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our class A common stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our class A common stock. Refer to Note 13 to our consolidated financial statements for further discussion of our distribution requirements as a REIT. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations, and is a performance metric we consider when declaring our dividends. Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

(5)

“Adjusted EBITDA” is a non-GAAP measure, which we define as represents Distributable Earnings plus (i) interest accrued on convertible notes and amortization of issuance costs and discounts of convertible notes, (ii) interest accrued on the Term Loan B and amortization of issuance costs and discounts of the Term Loan B, and (iii) income tax provisions. We believe that Adjusted EBITDA provides useful information to investors about our company and its financial condition and results of operations. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. In addition, our methodology for calculating Adjusted EBITDA may differ from the methodologies employed by other companies to calculate the same or similar supplemental measures, and accordingly, our reported Adjusted EBITDA may not be comparable to the Adjusted EBITDA reported by other companies.

	Pro forma for the Transactions	As of June 30,		As of December 31,
(in thousands)		2021	2020	2020	2019	2018
First mortgage net asset value	$3,408,581	$3,408,581	$3,146,843	$3,297,256	$2,870,300	$2,545,301
Whole loans	95,258	95,258	223,729	359	726,667	280,498
Retained syndication interests	533,275	533,275	626,635	656,401	623,482	498,140
Retained securities	723,575	723,575	546,757	731,478	296,838	306,880
Available borrowings under secured debt facilities	1,463,649	1,068,649	97,032	829,165	598,840	359,618
Cash and cash equivalents(1)	629,564	317,164	1,271,406	309,430	152,055	110,517

Collateral value	$6,853,901	$6,146,501	$5,912,402	$5,824,090	$5,268,183	$4,100,954

(1)

Includes loan principal and interest payments held by our third-party loan servicer as of the balance sheet date which were remitted to us during the subsequent remittance cycle. For the period ended June 30, 2021 and pro forma of the Transactions and for the periods ended June 30, 2021, June 30, 2020, December 31, 2020, December 31, 2019 and December 31, 2018, loan principal and interest payments totaled $27.6 million, $27.6 million, $11.6 million, $19.5 million, $2.0 million and $4.9 million, respectively.